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STEGMAN
& Company
Certified Public Accountants and
Management Consultants since 1915





                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Form 10-K of Suburban Bancshares, Inc. for the year ended December 31, 1997 of our report dated January 12, 1998, relating to the consolidated financial statements of Suburban Bancshares, Inc.


                                                /s/

                                        Stegman & Company

Baltimore, Maryland
March 20, 1998